Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of our report dated June 24, 2020, relating to the financial statements and financial highlights, which appear in the Pacific Capital U.S. Government Money Market Fund’s Annual Report on Form N-CSR for the year ended April 30, 2020. We also consent to the references to us under the headings: “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of each of our reports dated June 29, 2023, relating to the financial statements and financial highlights, which appear in Pacific Capital Tax-Free Securities Fund, Pacific Capital Tax-Free Short Intermediate Securities Fund, Polen Growth Fund, Polen Global Growth Fund, Polen International Growth Fund, Polen U.S. Small Company Growth Fund, Polen Emerging Markets Growth Fund, Polen U.S. SMID Company Growth Fund, Polen Global SMID Company Growth Fund, Polen Bank Loan Fund, Polen Upper Tier High Yield Fund, Polen Emerging Markets ex China Growth Fund, and Private Capital Management Value Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2023. We also consent to the references to us under the headings: “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2023